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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999, except for the information in Notes 9 and 13 to which the date is March 26, 1999, relating to the financial statements and financial statement schedule, which appears in Eltrax Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP


Detroit, Michigan
August 11, 1999